Certification of the Chief Financial Officer
                       Pursuant to 18 U.S.C. Section 1350



                  Solely for the purposes of complying with 18 U.S.C. section 1350, I, the undersigned Vice President of Finance and Chief Financial Officer of Gehl Company (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.






Date:  March 6, 2003                          /s/ Kenneth P. Hahn
                                              ----------------------------------
                                              Kenneth P. Hahn
                                              Vice President of Finance
                                              and Chief Financial Officer